EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Shaun Donnelly, Chief Executive Officer and Chief Financial Officer, of Lingerie Fighting Championships, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the quarterly report on Form 10-Q of Lingerie Fighting Championships, Inc. for the period ended September 30, 2019 (the ”Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Lingerie Fighting Championships, Inc.

Dated: December 5, 2019

/s/ Shaun Donnelly
Shaun Donnelly
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer, Principal Financial Officer and
Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Lingerie Fighting Championships, Inc. and will be retained by Lingerie Fighting Championships, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.